Exhibit 31

CERTIFICATION

I, Jack Wagenti, certify that:

1. I have reviewed this annual report on Form 10-KQB of American International Ventures, Inc.;

2. Based on my knowledge, this annual report does not contain any untrue statement of a material fact or omit to state a material fact necessary to make the statements made, in light of the circumstances under which such statements were made, not misleading with respect to the period covered by this annual report;

3. Based on my knowledge, the financial statements, and other financial information included in this annual report, fairly present in all material respects the financial condition, results of operations and cash flows of the registrant as of, and for, the periods presented in this annual report;

4. The registrant's other certifying officers and I are responsible for establishing and maintaining disclosure controls and procedures (as defined in Exchange Act Rules 13a-14 and 15d-14) for the registrant and we have:

a) designed such disclosure controls and procedures to ensure that material information relating to the registrant, including its consolidated subsidiaries, is made known to us by others within those entities, particularly during the period in which this annual report is being prepared;

b) evaluated the effectiveness of the registrant's disclosure controls and procedures as of a date within 90 days prior to the filing date of this annual report (the "Evaluation Date"); and

c) presented in this annual report our conclusions about the effectiveness of the disclosure controls and procedures based on our evaluation as of the Evaluation Date;

5. The registrant's other certifying officers and I have disclosed, based on our most recent evaluation, to the registrant's auditors and the audit committee of registrant's board of directors (or persons performing the equivalent function):

a) all significant deficiencies in the design or operation of internal controls which could adversely affect the registrant's ability to record, process, summarize and report financial data and have identified for the registrant's auditors any material weaknesses in internal controls; and

b) any fraud, whether or not material, that involves management or other employees who have a significant role in the registrant's internal controls; and

6. The registrant's other certifying officers and I have indicated in this annual report whether or not there were significant changes in internal controls or in other factors that could significantly affect internal controls subsequent to the date of our most recent evaluation, including any corrective actions with regard to significant deficiencies and material weaknesses.

Date: September 13, 2004

/s/ Jack Wagenti

Jack Wagenti

Principal Financial Officer

Exhibit 31

CERTIFICATION

I, James K. Duff, certify that:

1. I have reviewed this annual report on Form 10-KQB of American International Ventures, Inc.;

2. Based on my knowledge, this annual report does not contain any untrue statement of a material fact or omit to state a material fact necessary to make the statements made, in light of the circumstances under which such statements were made, not misleading with respect to the period covered by this annual report;

3. Based on my knowledge, the financial statements, and other financial information included in this annual report, fairly present in all material respects the financial condition, results of operations and cash flows of the registrant as of, and for, the periods presented in this annual report;

4. The registrant's other certifying officers and I are responsible for establishing and maintaining disclosure controls and procedures (as defined in Exchange Act Rules 13a-14 and 15d-14) for the registrant and we have:

a) designed such disclosure controls and procedures to ensure that material information relating to the registrant, including its consolidated subsidiaries, is made known to us by others within those entities, particularly during the period in which this annual report is being prepared;

b) evaluated the effectiveness of the registrant's disclosure controls and procedures as of a date within 90 days prior to the filing date of this annual report (the "Evaluation Date"); and

c) presented in this annual report our conclusions about the effectiveness of the disclosure controls and procedures based on our evaluation as of the Evaluation Date;

5. The registrant's other certifying officers and I have disclosed, based on our most recent evaluation, to the registrant's auditors and the audit committee of registrant's board of directors (or persons performing the equivalent function):

a) all significant deficiencies in the design or operation of internal controls which could adversely affect the registrant's ability to record, process, summarize and report financial data and have identified for the registrant's auditors any material weaknesses in internal controls; and

b) any fraud, whether or not material, that involves management or other employees who have a significant role in the registrant's internal controls; and

6. The registrant's other certifying officers and I have indicated in this annual report whether or not there were significant changes in internal controls or in other factors that could significantly affect internal controls subsequent to the date of our most recent evaluation, including any corrective actions with regard to significant deficiencies and material weaknesses.

Date: September 13, 2004

/s/ James K. Duff

President and

Chief  Executive Officer

EXHIBIT 32

CERTIFICATION PURSUANT TO
18 U.S.C. SECTION 1350,
AS ADOPTED PURSUANT TO
SECTION 906 OF THE SARBANES-OXLEY ACT OF 2002

Pursuant to Section 906 of the Sarbanes-Oxley Act of 2002, the undersigned officer of the registrant certifies, to the best of his knowledge, that the registrant's Annual Report on Form 10-KSB for the period ended May 31, 2003 (the "Form 10-KSB") fully complies with the requirements of Section 13(a) or 15(d) of the Securities Exchange Act of 1934 and that the information contained in the Form 10-KSB, fairly presents, in all material respects, the financial condition and results of operations of the registrant.

Date: September 13, 2004

American International Ventures, Inc.

/s/ Jack Wagenti
Jack Wagenti

Chief Financial Officer

/s/ James K. Duff

President and

Chief  Executive Officer

EXHIBIT 10.5

2003 STOCK OPTION PLAN

of

AMERICAN INTERNATIONAL VENTURES, INC.

1. Definitions. When used herein, unless the context otherwise requires:

(a). "Board of Directors" or "Board" shall mean the Board of Directors of the Corporation, as constituted at any time.

(b) "Cause" means: (i) fraud, misrepresentation, theft, or embezzlement; (ii) intentional violation of laws involving moral turpitude or which is materially injurious to the Company; or (iii) willful and continued failure by the Optionee substantially to perform his or her duties with the Company or its subsidiaries (other than failure resulting from the Optionee's incapacity due to physical or mental illness), after a demand for substantial performance is delivered to the Optionee by the President or the Chairman of the Board of the Company, which demand specifically identifies the manner in which the Optionee has not substantially performed his or her duties.

(c). "Chairman of Board" shall mean the person who at the time shall be Chairman of the Board of Directors.

(d). “Code” shall mean the Internal Revenue Code of 1986, as amended, or any successor thereto.

(e). "Corporation"  or "Company" shall mean American International Ventures, Inc., or any parent, or successor thereof.

(f). "Fair Market Value" shall mean on a specified date shall be not less than (A) the last reported sale price of the Shares on such date on any regulated securities market, electronic bulletin board, "pink sheet" market, or other third party market, including the National Association Securities Dealers, Inc.'s OTCBB market, if any, on which Shares are primarily traded, but if no Shares were traded on such date, then on the last previous date on which any Share was so traded, or (B) if the Shares are not listed on any stock exchange or market, than the value as established by the Board for such date using any reasonable method of valuation.

(g). “Incentive Options” shall mean “incentive stock options” (“ISO”) as that term is defined in Code Section 422 or the successor to that section in the Code.

(h). “Key Employee” shall mean a person designated by the Board of Directors who is employed by the Corporation and whose continued employment is considered to be in the best interests of the Corporation.

(i). “Key Individual” shall mean a person, other than an employee of the Corporation, designated by the Board of Directors who is committed to the interests of the Corporation.

(j). “Non-Qualified Options” (“NQSO”) shall mean options that are not intended to qualify, or otherwise do not qualify, as “incentive stock options” under the Code Section 422 or successor Section. To the extent that Options that are designated Incentive Options do not qualify as “incentive stock options” (“ISO”) under the Code Section 422 or the successor to that section, those Options shall be treated as Non-Qualified Options.

(k). “Option” shall mean a grant of a Incentive Stock Option or a Non-Qualified Stock Option under the Plan and/or under any Option Agreement.

(l). “Optionee” shall mean a Key Employee or Key Individual that has been granted an Option under the Plan.

(m). "Options" shall mean the Stock Options granted pursuant to this Plan.

(n). "Option Agreement” shall mean any written agreement (including any amendment or supplements thereto) for Options issued under the Plan between the Corporation and either a Key Employee or a Key Individual.

(o). “Option Shares” shall mean shares of common stock, $0.00001 of the Corporation underlying an Option granted pursuant to the Plan.

(p). "Plan" shall mean this 2003 Stock Option Plan of American International Ventures, Inc., as may be amended from time to time.

(q). "President" shall mean the person who at the time shall be the President of the Corporation.

(r). “Non-Qualified Options” (“NQSO”) shall mean options that are not intended to qualify, or otherwise do not qualify, as “incentive stock options” under the Code Section 422 or successor Section.

(s). "Shares" shall mean the share of common stock, $0.00001 par value, of the Corporation.

(t). "Subsidiary" shall mean wholly owned subsidiary of the Corporation, if any.

2. Purpose.

(a) The purpose of the Plan is to advance the interests of the Corporation by encouraging and enabling the acquisition of a larger personal proprietary interests in the Corporation by employees and directors of, and consultants to, the Corporation upon whose judgment and keen interest the Corporation is largely dependent for the successful conduct of its operation and by providing such employees, directors and consultants with incentives to put forth maximum effort for the success of the Corporation's business. It is anticipated that the incentives will stimulate the efforts of such employees, directors and consultants on behalf of the Corporation and its Subsidiaries, and strengthen their desire to remain with the Corporation and its Subsidiaries. It also is expected that such incentives and the opportunity to acquire such a proprietary interest will enable the Corporation and its Subsidiaries to attract desirable personnel.

(b). The Plan authorizes the Board of Directors to grant Incentive Options to Key Employees and to grant Non-Qualified Options to Key Employees and Key Individuals.

3. Administration.  The Plan shall be administered by the Board of Directors as provided herein. Determination of the Board as to any question which may arise with respect to the interpretation of the provisions of the Plan and Options shall be final. The Board may authorize and establish such rules, regulations and revisions thereof not inconsistent with the provisions of the Plan, as it may been advisable to make the Plan and Options effective or provide for their administration, and may take such other action with regard to the Plan and Options as it shall deem advisable to effectuate their purpose.  The Board may employ attorneys, consultants, accountants, and other persons, and the Board, the Company, and its officers and Directors shall be entitled to rely upon the advice, opinions, or valuations of any such persons. All actions taken and all interpretations and determinations made by the Board shall be final, conclusive, and binding upon the Optionees, the Company, and all other interested parties.

The Board may select each Optionee and shall determine (i) the number of Shares to be subject to each Incentive Option and Non-Qualified Option, (ii) the time at which each Incentive Option and Non-Qualified Option is to be granted, (iii) whether an Incentive Option and Non-Qualified Option shall be granted in exchange for the cancellation and termination of a previously granted option or options under the Plan or otherwise, (iv) the purchase price for the Incentive Option and Non-Qualified Option Shares, provided that the purchase price shall be a fixed, and cannot be a fluctuating, price, (v) the option period, including provisions for the termination of the Option prior to the expiration of the exercise period upon the occurrence of certain events, (vi) the manner in which an Incentive Option and Non-Qualified Option becomes exercisable, including whether portions of the Incentive Option and Non-Qualified Option become exercisable at different times, and (vii) such other terms and conditions as the Board may deem necessary or desirable.

4. Participants. Incentive Options may be granted only to Key Employees. Non-Qualified Options may be granted to both Key Employees and Key Individuals. Key Employees and Key Individuals my hold more than one option under the Plan and may hold options under the Plan as well as options under other plans of the Corporation. The parties to whom Options are granted under this Plan, and the number of Shares subject to each such Option, shall be determined by the Board, in its sole discretion, subject to however, to the terms and conditions of this Plan.  Key Employees to whom Options may be granted may include employees who are also directors of a Subsidiary, if any.

5. Shares. Subject to the provisions of Section 13 hereof, the Board may grant Options with respect to an aggregate of up to 2,000,000 Shares, all of which Shares may be either Shares held in treasury or authorized but unissued Shares.  If the Shares that would be issued or transferred pursuant to any Option are not issued or transferred and cease to be issuable or transferable for any reason, the number of Shares subject to such Option will no longer be charged against the limitation provided herein and may again be made subject to Options.

6. Grant of Options. The number of any Options to be granted to any Optionee shall be determined by the Board in its sole discretion. Options may be granted to the same person at different times.  The form of the Option shall be determined from time to time by the Board. A certificate of Option or Option Agreement signed by the Chairman of the Board or President or a Vice President of the Corporation, shall be issued to each person to whom an Option is granted and shall specify the Option Price, the duration of the Option, the number of Shares to which the Option pertains, the conditions upon which an Option shall become vested and exercisable, and such other provisions as the Board shall determine which are not inconsistent with the terms of the Plan. The Option Agreement also shall specify whether the Option is intended to be an ISO or a NQSO.

7. Purchase Price. Subject to paragraph 13, the purchase price per Share for Incentive Options and Non-Qualified Options shall be fixed by the Board at the time of grant of the Option, and shall not be fluctuating, but shall not be less than one hundred percent (100%) of the Fair Market Value on the date of such grant; provided, however, that the purchase price per share for the Shares to be purchased shall not be less than the par value for share.

8. Duration of Options. The duration of each Option shall be determined by the Board at the time of grant; provided however that the duration of any Option shall not be more than five (5) years from the date of grant.

9. Exercise of Options.

(a). Except as otherwise provided herein, Options, after the grant hereof, shall be exercisable by the holder at such rate and times as may be fixed by the Board at the time of grant. Notwithstanding the foregoing, all or part of any remaining unexercised Options granted to any person may be exercised upon the occurrence of such special circumstances or event as in the opinion of the Board merits special consideration, but in no event prior to the approval of the Plan by shareholders as provided in Section 21.

(b) During the lifetime of the Optionee, the Option shall be exercisable only by the Optionee; provided that, subject to the following sentence, in the event of the legal disability of an Optionee, the guardian or personal representative of the Optionee may exercise the Option. If the Option is an Incentive Option it may be exercised by the guardian or personal representative of the Optionee only if the guardian or personal representative obtains a ruling from the Internal Revenue Service or an opinion of counsel to the effect that neither the grant nor the exercise of such power is violative of Code Section 422(b)(5) or the successor to that provision. Any opinion of counsel must be both from counsel acceptable to the Board and in a form acceptable to the Board.

(c) No Option Shares may be sold, transferred or otherwise disposed of within six months of the Date Of Grant by any person who is subject to the reporting requirements of Section 16(a) of the Exchange Act on the Date Of Grant.

(d) An Option shall be exercised by the delivery of a written notice duly signed by the holder thereof to such effect, together with the Option certificate and the full purchase price of the Shares purchased pursuant to the exercise of the Option, to the President or officer of the Corporation appointed by the President for the purchase of receiving same.  Payment of the full purchase price shall be made as follows; by delivery in cash, or by check payable to the order of the Corporation; or by any other method of payment as the Board in its discretion may permit.

(e) Within a reasonable time after the exercise of an Option, the Corporation shall cause to be delivered to the person entitled thereto, a certificate for the Shares purchased pursuant to the exercise of the Option. If the Option shall have been exercised with respect to less than all of the Shares subject to the Option, the Corporation shall also cause to be delivered to the person entitled to a new Option certificate in replacement of the certificate surrendered at the time of the exercise of the Option, indicating the umber of Shares with respect to which the Option remains available for exercise, or the original Option certificate shall be endorsed to give effect to the partial exercise thereof.

(f) Notwithstanding any other provision of the Plan or Option, no Option granted pursuant to the Plan may be exercised at any time when the Option or the granting or exercise thereof violates any law or governmental order or ruling.

10. Consideration for Options. The Corporation shall obtain consideration for the grant of an Option as the Board in its discretion may determine.

11. Restrictions on Transferability of Options. Options shall not be transferable, except as authorized in writing by the Board of Directors in its sole discretion.

12. Termination of Options.

 If an Optionee shall die while employed by or while a Director of the Company, an Option held by him shall become exercisable in whole or in part if the Option was issued one year or more prior to the date of death, but only by the person or persons to whom the Optionee's rights under the Option shall pass by the Optionee's will or applicable laws of descent and distribution. All such Options shall be exercisable only to the extent that the Optionee was entitled to exercise the Option at the date of his death and only for six months after the date of death or prior to the expiration of the Option Period in respect thereof, whichever is sooner.

(b) If an Optionee ceases to be employed or act as a consultant or Director of the Company for Cause, no Option held by such Optionee may be exercised following the date on which such Optionee ceases to be so employed or ceases to be a Consultant or Director, as the case may be.

(c) If an Optionee ceases to be employed by or act as a consultant or Director of the Company for any reason other than Cause, then any Option held by such Optionee at the effective date thereof shall become exercisable in whole or in part for a period of up to six months thereafter.

13. Adjustment Provision. If prior to the complete exercise of the any Option there shall be declared and paid a stock dividend upon the Shares or if the Shares shall be spilt up, converted, exchanged, reclassified, or in any way substituted for, then the Option, to the extent that it has not been exercised, shall entitle the holder thereof upon future exercise of the Option to such number and kind of securities or cash or other property subject to the terms of the Option to which he would have been entitled had he actually owned the Shares subject to the unexercised portion of the Option at the time of the occurrence of such stock dividend, split-up, conversion, exchange, reclassification or substitution, and the aggregate purchase price upon future exercise of the Option shall be the same as if the originally optioned Shares were being purchased thereunder. If any such event should occur, the number of Shares with respect to which Options remain to be issued, or with respect to which Options may be reissued, shall be adjusted in a similar manner.

Notwithstanding any other provision of the Plan, in the event of a recapitalization, rights offering, separation, reorganization, or any other change in the corporate structure or outstanding Shares, the Board may make such equitable adjustments to the number of Shares and class of shares available hereunder to any outstanding Options as it shall deem appropriate to prevent dilution or enlargement of rights.

Subject to any required action of shareholders, if the Corporation shall be the surviving company in any merger or consolidation, any Options granted hereunder shall cover the securities to which a holder of the number of Shares covered by the unexercised portion of the Option would have been entitled pursuant to the terms of the merger or consolidation.

Unless otherwise provided by the Board, upon any merger or consolidation in which the Corporation is not the surviving company, a dissolution or liquidation of the Corporation or a sale of substantially all or all of its assets, all Options outstanding hereunder must be exercisable immediately prior to such merger or consolidation, except that the surviving corporation may grant an option or options to purchase its shares on such terms and conditions, both as to the number of shares and otherwise, which shall substantially preserve the rights and benefits of any Option then outstanding hereunder.

Any fractional shares or securities issuable upon the exercise of an Option as a result of any of the foregoing adjustments, may, in the discretion of the Board, be eliminated or payable in cash based upon the Fair Market Value of such shares or securities at the time of such exercise.

14. Issuance of Shares and Compliance with Securities Act. The Corporation may postpone the issuance and delivery of the Option Shares until (a) the admission of such Shares to listing on any stock exchange on which the Shares of the Corporation of the same class are then listed, and (b) the completion of such registration or other qualification of such Shares under any State or Federal law, rule, requirements or regulation as the Corporation shall determine to be necessary or advisable. Any holder of an Option shall make such representations and furnish such information as may, in the opinion of counsel for the Corporation, be appropriate to permit the Corporation, in light of the then existence or non-existence with respect to such Shares of an effective Registration Statement under the Securities Act of 1933, as amended (the "Act"), to issue Shares in compliance with the provisions of the Act or any comparable act. The Corporation shall have the right, in its sole discretion, to legend any Option Shares, or may issue stop transfer orders with respect thereof.

15. Income Tax Withholding. If the Corporation or a Subsidiary is required to withhold any amounts by reason of any federal, state, provincial or local tax rules or regulations in respect of the issuance of Shares pursuant to the exercise of the Option, the Corporation or the Subsidiary shall be entitled to deduct and withhold such amounts from any cash or payment to be made to the holder of the Option. In any event, the holder shall make available to the Corporation or such Subsidiary, promptly when requested by the Corporation or such Subsidiary; and the Corporation or Subsidiary shall be entitled to take and authorize such steps as it deems necessary in order to have such funds made available to the Corporation or Subsidiary out of funds or property due or to become due to the holder of such Option.

16. Amendment to the Plan. Except as hereinafter provided, the Board may at any time withdraw or from time to time amend the Plan as it relates to, the terms and conditions of, any Option not therefore granted, and the Board, with the consent of the affected holder of any Option, may at any time withdraw or from time to time amend the Plan as it relates to, the terms and conditions of, any outstanding Option. Notwithstanding the foregoing, any amendment by the Board which would increase the number of Shares issuable under the Plan or change the class of Optionees shall be subject to the approval of the shareholders of the Corporation within one (1) year from date of adoption of such amendment.

Notwithstanding any other provision of the Plan to the contrary, no termination, amendment, suspension, or modification of the Plan shall adversely affect in any material way any Shares previously granted under the Plan, without the written consent of the Optionee holding such Shares.

17. No Right of Employment or Service. Nothing contained herein or in an Option shall be construed to confer upon any employee or consultant any right to be continued in the employ or service of the Corporation or any Subsidiary under any employment of consulting agreement or mitigate any right of the Corporation or any Subsidiary to retire, request the resignation of or discharge or otherwise cease its services arrangement with any employee or consultant at any time, with or without cause.  Accordingly this Plan and the benefits hereunder may be terminated at any time in the sole and exclusive discretion of the Board without giving rise to liability on the part of the Company for severance payments.

18. Rights as a Stockholder. No person shall have any rights as a stockholder with respect to any share covered by an Option until that person shall become the holder of record of such share and, except as provided in Section 13, no adjustments shall be made for dividends or other distributions or other rights as to which there is an earlier record date.

19. Limitation On Amount Of Option. The aggregate Fair Market Value of the Shares underlying all Incentive Options that have been granted to a particular Optionee and that become exercisable for the first time during the same calendar year shall not exceed $100,000, provided that this amount shall be increased or decreased, from time to time, as Code Section 422 or the successor to that Section, is amended so that this amount at all times shall equal the amount of the limitation set forth in the Code. For purposes of the preceding sentence, Fair Market Value of the Shares underlying any particular Option shall be determined as of the date that Option is granted.

20. Ten Percent Stockholder Rule. No Incentive Option may be granted to a Key Employee who, at the time the Incentive Option is granted, owns stock possessing more than 10 percent of the total combined voting power of all classes of stock of the Company or of any "parent corporation" or "subsidiary corporation", as those terms are defined in Section 424, or its successor provision, of the Code, unless at the time the Incentive Option is granted the purchase price for the Shares is at least 110 percent of the Fair Market Value of the Shares on the date of such grant and the Incentive Option by its terms is not exercisable after the expiration of five years from the date of such grant. For purposes of the preceding sentence, stock ownership shall be determined as provided in Section 424, or its successor provision, of the Code.

21.  Beneficiary Designation   An Optionee's "beneficiary" is the person or persons entitled to receive payments or other benefits or exercise rights that are available under the Plan in the event of the Optionee’s death. An Optionee may designate a beneficiary or change a previous beneficiary designation at any time by using forms and following procedures approved by the Board for that purpose. If no beneficiary designated by the Optionee is eligible to receive payments or other benefits or exercise rights that are available under the Plan at the Optionee's death the beneficiary shall be the Optionee's estate.

Notwithstanding the provisions above, the Board may in its discretion, after notifying the affected Optionees, modify the foregoing requirements, institute additional requirements for beneficiary designations, or suspend the existing beneficiary designations of living Optionees or the process of determining beneficiaries under this Article, or both. If the Board suspends the process of designating beneficiaries on forms and in accordance with procedures it has approved pursuant to this Article, the determination of who is a Optionee's beneficiary shall be made under the Optionee's will and applicable state law.

22. Successors  All obligations of the Company under the Plan with respect to Shares granted hereunder, shall be binding on any successor to the Company, whether the existence of such successor is the result of a direct or indirect purchase, merger, consolidation, or otherwise, of all or substantially all of the business and/or assets of the Company.

23.  General Provisions

Forfeiture Events. The Board may specify in an Option Agreement that the Optionee's rights, payments, and benefits with respect to an Option shall be subject to reduction, cancellation, forfeiture, or recoupment upon the occurrence of certain specified events, in addition to any otherwise applicable vesting or performance conditions of an Option. Such events shall include, but shall not be limited to, termination of employment for Cause, violation of material Company policies, breach of non-competition, confidentiality, or other restrictive covenants that may apply to the Optionee, or other conduct by the Optionee that is detrimental to the business or reputation of the Company.

Delivery of Title. The Company shall have no obligation to issue or deliver evidence of title for Shares issued under the Plan prior to:

(a) Obtaining any approvals from governmental agencies that the Company determines are necessary or advisable; and

(b) Completion of any registration or other qualification of the Shares under any applicable national law or ruling of any governmental body that the Company determines to be necessary or advisable.

Investment Representations. The Board may require each Optionee receiving Shares pursuant to an Award under this Plan to represent and warrant in writing that the Optionee is acquiring the Shares for investment and without any present intention to sell or distribute such Shares.

Compliance with Law. The Board may not take any actions hereunder, and no Awards shall be granted, that would violate the Act, the Securities Exchange Act of 1934 (“Exchange Act”), the Code, any securities law, or governing statute or any other applicable law.

Uncertificated Shares. To the extent that the Plan provides for issuance of certificates to reflect the transfer of Shares, the transfer of such Shares may be effected on a noncertificated basis, to the extent not prohibited by applicable law or the rules of any stock exchange.

No Fractional Shares. No fractional Shares shall be issued or delivered pursuant to the Plan or any Award. The Board shall determine whether cash, Awards, or other property shall be issued or paid in lieu of fractional Shares or whether such fractional Shares or any rights thereto shall be forfeited or otherwise eliminated.

24.  Legal Construction

Gender and Number. Except where otherwise indicated by the context, any masculine term used herein also shall include the feminine, the plural shall include the singular, and the singular shall include the plural.

Severability. In the event any provision of the Plan shall be held illegal or invalid for any reason, the illegality or invalidity shall not affect the remaining parts of the Plan, and the Plan shall be construed and enforced as if the illegal or invalid provision had not been included.

Requirements of Law. The granting of Options and the issuance of Shares under the Plan shall be subject to all applicable laws, rules, and regulations, and to such approvals by any governmental agencies or national securities exchanges as may be required. The Company shall receive the consideration required by law for the issuance of Options under the Plan.

The inability of the Company to obtain authority from any regulatory body having jurisdiction, which authority is deemed by the Company's counsel to be necessary to the lawful issuance and sale of any Shares hereunder, shall relieve the Company of any liability in respect of the failure to issue or sell such Shares as to which such requisite authority shall not have been obtained.

Securities Law Compliance. The Company may use reasonable endeavors to register Shares allotted pursuant to the exercise of an Option with the United States Securities and Exchange Commission or to effect compliance with the registration, qualification, and listing requirements of any national or foreign securities laws, stock exchange, or automated quotation system. With respect to control persons, transactions under this Plan are intended to comply with all applicable conditions of Rule 16b-3 or its successors under the Exchange Act. To the extent any provision of the Plan or action by the Board fails to so comply, it shall be deemed null and void, to the extent permitted by law and deemed advisable by the Board.

Governing Law. The Plan and each Option Agreement shall be governed by the laws of the State of Delaware, excluding any conflicts or choice of law rule or principle that might otherwise refer construction or interpretation of the Plan to the substantive law of another jurisdiction. Unless otherwise provided in the Award Agreement, recipients of an Option under the Plan are deemed to submit to the exclusive jurisdiction and venue of the federal or state courts of Delaware, to resolve any and all issues that may arise out of or relate to the Plan or any related Option Agreement.

25. Effective Date. The Plan is conditioned upon its approval by the shareholders of the Corporation on or before December 2004 at any annual or special meeting of shareholders of the Corporation, except that this Plan is adopted and approved by the Board effective December 23, 2003 to permit the grant of Option prior to the approval of the Plan by the shareholders of the corporation as aforesaid. In the event the Plan is not approved by the shareholders of the Corporation as aforesaid, this Plan and any Options granted hereunder shall be void and of no force and effect.

26. Final Issuance Date. No Option shall be granted under the Plan after December 23, 2008.